Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, BellSouth Capital Funding
Debenture-Backed Series 2003-2
*CUSIP: 21988G320       Class A-1
        21988GCE4       Class A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of   July 15, 2004.....                        $0.00
      Scheduled Income received on
      securities.....                               $939,840.00
      Unscheduled Income received on
      securities.....                                     $0.00

LESS:
      Distribution to Class A-1 Holders.....       -$792,000.00
      Distribution to Class A-2 Holders.....       -$147,840.00
      Distribution to Depositor.....                     -$0.00
      Distribution to Trustee.....                       -$0.00
Balance as of   January 15, 2005.....                     $0.00



PRINCIPAL ACCOUNT
-----------------


Balance as of  July 15, 2004.....                         $0.00
      Scheduled principal payment received on
      securities.....                                     $0.00

LESS:
      Distribution to Holders.....                       -$0.00
Balance as of  January 15, 2005.....                      $0.00



        UNDERLYING SECURITIES HELD AS OF       January 15, 2005


       Principal
        Amount                 Title of Security
       ---------               -----------------
      $26,400,000    BellSouth Capital Funding Corporation
                     One Hundred Year 7.12% Debentures due
                     July 15, 2097
                     *CUSIP: 079857AF5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.